EXHIBIT 23.2

Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement of Novavax, Inc. on Form S-3 of our report dated February 26, 2000, relating to the consolidated financial statements which appears in Novavax, Inc.’s Annual Report on Form 10–K for the year ended December 31, 2000. We also consent to the reference to us under “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

McLean, Virginia
December 12, 2001